SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549




                            FORM 8-K

                         CURRENT REPORT




Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                     Date of Report:  January 20, 1999



                   Exact Name of
Commission         Registrant            State or other        IRS Employer
File               as specified          Jurisdiction of       Identification
Number             in its charter        Incorporation         Number
---------------    ----------------      -----------------     ---------------

1-12609            PG&E Corporation      California            94-3234914

1-2348             Pacific Gas and       California            94-0742640
                   Electric Company




Pacific Gas and Electric Company      PG&E Corporation
77 Beale Street, P.O. Box 770000      One Market, Spear Tower, Suite 2400
San Francisco, California  94177      San Francisco, California 94105

(Address of principal executive offices) (Zip Code)


Pacific Gas and Electric Company       PG&E Corporation
         (415) 973-7000                 (415) 267-7000

    (Registrant's telephone number, including area code)

Item 5.  Other Events


A.  1998 Consolidated Earnings (unaudited)

     Attached hereto as an appendix is a copy of the unaudited Condensed Statement of Consolidated Income for PG&E Corporation for the three months and years ended December 31, 1998 and 1997. PG&E Corporation reported earnings per common share of $1.88 for the year ended December 31, 1998, as compared to $1.75 per share for the year ended December 31, 1997.

B.  1999 Outlook

     On January 20, 1999, in commenting upon the 1999 earnings per share estimates of financial analysts ranging from $2.00 to $2.30 per share, PG&E Corporation announced that it is currently focused on achieving earnings per share for 1999 in the middle of the range of these estimates. The most significant factor influencing the 1999 corporate earnings results will be the outcome of Pacific Gas and Electric Company's General Rate Case (GRC) proceeding now pending before the California Public Utilities Commission. The GRC application requests an increase in base revenues to reflect increasing levels of gas and electric demand as well as customer growth in Pacific Gas and Electric Company's service territory, the cost of continued and enhanced maintenance activities, and increased capital expenditures. Actual earnings results could be materially different from the goal stated above depending on the outcome of the GRC. In addition, several existing factors will have a negative effect on 1999 earnings per share as compared to 1999, including: decrease in returns on generation assets as a result of the continuing divestiture of generation assets and the accelerated depreciation of the Diablo Canyon Nuclear Power Plant, and the two planned 1999 refueling outages for Diablo Canyon (as compared to a single refueling outage in 1998) resulting in lost revenues from Diablo Canyon operations. Countering the negative factors are planned share repurchases (see item C below), anticipated growth in PG&E Corporation's non-utility operations, and lower effective tax rates (as more of PG&E Corporation's revenue is derived from operations outside of California in states with lower state tax rates).

    The foregoing statements regarding PG&E Corporation's 1999 earnings per share goal and the factors expected to affect 1999 earnings are forward looking statements that are necessarily subject to various risks and uncertainties. These statements are based on the beliefs and assumptions of management and on information currently available to management. Factors that could cause future results to differ materially from those expressed in or implied by the forward-looking statements include the impact or outcome of:

-- the pace and extent of the ongoing restructuring of the electric and gas industries across the United States;

-- the regulatory proceedings and operational changes related to that restructuring;

-- any changes in the amount Pacific Gas and Electric Company (PG&E) is allowed to collect (recover) from its customers for certain costs which prove to be uneconomic under the new competitive market (called transition costs) in accordance with PG&E's plan for recovering those costs;

-- the successful integration and performance of PG&E Corporation's recently acquired assets;

-- PG&E Corporation's ability to successfully compete outside PG&E's traditional regulated markets;

-- internal and external Year 2000 software and hardware issues;

-- the outcome of ongoing regulatory proceedings, including: PG&E's cost of capital proceeding; PG&E's 1999 GRC; and PG&E's transmission rate case applications;

-- the development of competition in the California generation market;
and

-- fluctuations in commodity gas and electric and ancillary service prices and PG&E Corporation and PG&E's ability to successfully hedge against such price risk fluctuations.

     Although the ultimate impacts of the above factors are uncertain, these and other factors may cause future earnings to differ materially from results or outcomes currently sought or expected by PG&E
Corporation.

C.  Share Repurchase Program

     On January 20, 1999, PG&E Corporation announced that it intends to repurchase shares through 1999 using all or a major portion of the approximately $570 million authorization remaining from the stock repurchase program previously authorized by the Board of Directors on December 17, 1997. Such repurchases may be effected from time to time through brokers and dealers on the New York Stock Exchange and/or the Pacific Exchange or in one or more privately negotiated transactions which may include accelerated share repurchases.

                             SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.


                          PG&E CORPORATION
                                 and
                          PACIFIC GAS AND ELECTRIC COMPANY



                                  CHRISTOPHER P. JOHNS
                          By ________________________________
                                  CHRISTOPHER P. JOHNS
                                  Vice President and Controller
                                  (PG&E Corporation)
                                  Vice President and Controller
                                  (Pacific Gas and Electric Company)

Dated: January 21, 1999

                                                            APPENDIX


                                     PG&E CORPORATION
                       CONDENSED STATEMENT OF CONSOLIDATED INCOME
                                    (unaudited)


                                   Three months ended    Twelve months ended
                                       December 31,           December 31,
                                   -------------------    ------------------
(in millions, except per
share amounts)
                                     1998        1997      1998        1997
                                   -------     -------    -------    -------
Operating Revenues
Pacific Gas and Electric Company   $ 2,218     $ 2,401    $ 8,924    $ 9,495
Energy commodities and services      3,277       2,487     11,018      5,905
                                   -------     -------    -------     ------
   Total operating revenues          5,495       4,888     19,942     15,400
                                   -------     -------    -------     ------

Operating Expenses
Cost of energy for Pacific Gas
   and Electric Company              1,000         811      3,082      2,974
Cost of energy commodities
   and services                      3,036       2,347     10,194      5,511
Operating expenses including
   depreciation                      1,003       1,465      4,659      5,187
                                   -------     -------    -------    -------
   Total operating expenses          5,039       4,623     17,935     13,672
                                   -------     -------    -------    -------

Operating Income                       456         265      2,007      1,728

Interest expense and other            (154)        (81)      (718)      (464)
                                   -------     -------    -------    -------
Income Before Income Taxes             302         184      1,289      1,264
                                   -------     -------    -------    -------

Income taxes                           106          90        570        548
                                   -------     -------    -------    -------
Net Income                         $   196     $    94    $   719    $   716
                                   =======     =======    =======    =======

Weighted Average Common Shares
   Outstanding                         383         419        382        410

Earnings Per Common Share,
   Basic and Diluted               $  0.51     $  0.22    $  1.88    $  1.75

Dividends Declared Per
   Common Share                    $  0.30     $  0.30    $  1.20    $  1.20



Earnings per share information for PG&E Corporation's lines of business are as follows:

                                   Three months ended    Twelve months ended
                                      December 31,           December 31,
                                   -------------------    ------------------
                                    1998 (a)     1997     1998 (a)     1997
                                   --------    -------    --------   -------
Utility
   Pacific Gas and
     Electric Company              $  0.45     $  0.43    $  1.82    $  1.79

Wholesale
   U.S. Generating Company            0.09           -       0.28      (0.10)
   PG&E Gas Transmission
       -Texas                        (0.05)      (0.05)     (0.18)     (0.06)
       -Northwest                     0.05        0.02       0.17       0.10
   PG&E Energy Trading               (0.02)      (0.02)     (0.02)     (0.05)
Retail
   PG&E Energy Services              (0.03)      (0.03)     (0.14)     (0.07)
Other                                 0.02       (0.13)     (0.05)      0.14
                                   -------      -------    -------    -------
    Subtotal - Wholesale and Retail   0.06       (0.21)      0.06      (0.04)
                                   -------      -------    -------    -------
    Total                         $   0.51    $   0.22   $   1.88   $   1.75
                                   =======      =======    =======    =======

(a) Includes an allocation of interest and administrative and general costs incurred by PG&E Corporation, as parent company.

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